Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated November 14, 2011, relating to the 2010 and 2009 consolidated financial statements (before retrospective adjustments to the consolidated financial statement disclosures) of Eagle Rock Energy Partners, L.P. and subsidiaries (not presented herein), and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
November 19, 2012